                                                                    Exhibit 4(e)

                                FOURTH AMENDMENT
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Amendment"), dated as of August 18, 1998, is made and entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), MPW Industrial Services, Inc. ("MPW, Inc."), MPW Industrial Services, Ltd. ("MPW, Ltd."), MPW Management Services Corp. ("MPW Corp."), Weston Engineering, Inc. ("Weston"), Aquatech Environmental, Inc. ("Aquatech), ESI International, Inc. ("ESII"), ESI-North Limited ("ESI"), and MPW Container Management Corp. ("Container Corp.", which, together the foregoing entities, shall be referred to herein collectively as the "Borrowers" and individually as a "Borrower"), Bank One, NA, a national banking association ("Bank One"), National City Bank, a national banking association ("NCB"), and Bank One, NA, as Agent, acting in the manner and to the extent described in the Agreement described herein.

                             BACKGROUND INFORMATION

         A. The Borrowers and the Banks entered into a certain Revolving Credit and Term Loan Agreement dated as of December 10, 1997, as amended by (i) a First Amendment to Revolving Credit and Term Loan Agreement, dated as of February 11, 1998, (ii) a Second Amendment to Revolving Credit and Term Loan Agreement, dated as of April 7, 1998, and (ii) a Third Amendment to Revolving Credit and Term Loan Agreement, dated as of June 19, 1998 (such agreement, as so amended, being referred to herein as the "Agreement").

         B. The Banks and the Borrowers desire to amend certain provisions of the Agreement and to make new Subsidiaries a party to the Agreement and other applicable Facility Documents, upon the terms and conditions set forth herein.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent hereby agree as follows:

         SECTION 1. Capitalized Terms. Except as otherwise provided for herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         SECTION 2. Amendment to Agreement.

                  (a) Section 7.6(a) of the Agreement is hereby amended in its entirety to provide as follows:

                      (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $26,500,000 prior to April 6, 1998, (ii) $25,000,000 as and after April 7, 1998 through and including June 18, 1998, (iii) $21,400,000 as and after June 19, 1998 through and including June 29, 1998, (iv) $21,700,000 as and after June 30, 1998 through and including August 17, 1998; (v) $18,000,000 as and after August 18, 1998 through and including September 29, 1998; and (vi) $19,000,000 as and after September 30, 1998, provided such amount shall increase (but not decrease by any losses) quarterly on the last day of each Fiscal Quarter by 50% of Consolidated Net Income (determined at the end of each Fiscal Quarter for such Fiscal Quarter), commencing with the Fiscal Quarter ending December 31, 1998.

                  (b) Section 7.6(c) of the Agreement is hereby amended in its entirety to provide as follows:

                      (c) Coverage Ratio. Permit the Coverage Ratio to be less than (i) 1.50 to 1.00 through and including August 17, 1998; (ii) 1.25 to 1.00 as and after August 18, 1998 through and including September 29, 1998; (iii) 1.30 to 1.00 as and after September 30, 1998 through and including December 30, 1998; (iv) 1.40 to 1.00 as and after December 31, 1998 through and including March 30, 1998; and (v) 1.50 to
         1.00 as and after March 31, 1998. For purposes of determining Consolidated Net Income and Consolidated Interest Expense in calculating the Coverage Ratio, (x) the "Adjusted Pro Forma Results of Operations" of the Borrowers as of the end of each Fiscal Quarter that ended on or prior to December 31, 1997 shall be utilized, and (y) the actual results of operations of the Borrowers as of the end of each Fiscal Quarter that ended or will end after December 31, 1997 shall be utilized. As used herein, "Adjusted Pro Forma Results of Operations" will be the same information that is presented by MPW Group in its Forms 10-K and 10-Q filings with the Securities and Exchange Commission in the section in such filings entitled "Management's Discussion and Analysis of Results of Operations and Financial Condition".

         SECTION 3. Truth of Representations and Warranties; No Defaults. The Borrowers hereby represent and warrant that the following are true and correct as of the date of this Amendment:

                      (a) The representations and warranties of the Borrowers contained in Article V of the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date unless stated to relate to a specific earlier date;

                      (b) No Default nor Event of Default has occurred; and

                      (c) All financial information heretofore provided to the Banks and the Agent is true, accurate and complete in all material respects.

         SECTION 4. Reaffirmation of Liability; Furnishing of Information. The Borrowers hereby reaffirm their liability to the Banks and Agent under the Agreement and all other Facility Documents. In addition, (i) the Borrowers agree that the Banks and the Agent have performed all of their respective obligations under the Facility Documents and that neither Bank nor the Agent is in default under any obligation any of them has or ever did have to the Borrowers under the Facility Documents or any other agreement; and (ii) the Banks and the Agent have received all information and documentation required to be delivered to them by the Borrowers pursuant to the Facility Documents.

         SECTION 5. Effectiveness of Amendment. All of the terms, covenants and conditions of, and the obligations of the Borrowers under, the Agreement and the Facility Documents shall remain in full force and effect as amended hereby.

         SECTION 6. Consent to Acquisition. The Banks hereby consent to the purchase by the Borrowers of the capital stock of Gauthier Enterprises, Inc. pursuant to, and in accordance with, the documentation and information previously furnished to the Banks. Such consent shall include, without limitation, the consent required of the Banks pursuant Section 2.11 of the Agreement.

         SECTION 7. Conditions to Banks' Obligations. The obligations of the Banks to enter into this Amendment and be bound by the terms hereof, including without limitation the giving of the consent set forth in Section 7 hereof, are subject to the satisfaction of the following conditions precedent:

                  (a) Additional Borrowers. Each of MPW Container Management Corp. of Michigan, a Michigan corporation, and Gauthier Enterprises, Inc., a Michigan corporation, shall execute this Amendment to acknowledge and evidence
(i) its becoming a party to the Agreement as a "Borrower", and (ii) its liability to the Banks under the Agreement and all other agreements and instruments executed by the Borrower for the benefit of the Banks and/or the Agent in connection with the Agreement, including the Facility Documents.

                  (b) Delivery of Documents. The Agent shall have received, for the benefit of the Banks, the following, each in form and substance satisfactory to the Agent and its counsel:

                      (i) Third Amended and Restated Promissory Notes. Third Amended and Restated Revolving Credit Promissory Notes in the form of Exhibit A attached hereto and incorporated herein by reference, duly executed and delivered by the Borrowers, including MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc.;

                      (ii) Governing Documents of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. True and complete certified copies of the articles (certificate) of incorporation (formation), code of regulations (by-laws), operating agreement or other governing documents of each of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc., and a copy of the resolutions (in form and substance satisfactory to the Agent) of the Board of Directors (or other governing Person) of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. authorizing (i) the execution, delivery and performance of this Amendment, the Notes and the other Facility Documents, as applicable, (ii) the consummation of the transactions contemplated hereby and thereby, (iii) the borrowing and other financial transactions provided for in the Agreement, and (iv) the documents provided for in the Agreement, certified by the secretary or an assistant secretary (or other appropriate representative) of each of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof;

                      (iii) Good Standing Certificate. A copy of a certificate dated as of a recent date from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or comparable status) of each MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. in the jurisdiction of its incorporation (formation);

                      (iv) Incumbency Certificate. A certificate of the secretary or an assistant secretary (or other appropriate representative) of each of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. as to the incumbency and signature of the officer(s) or other representatives of each of MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. executing this Amendment, the Notes, the other Facility Documents and any certificate or other documents to be delivered pursuant hereto or thereto;

                      (v) Opinion Letter. Opinion letter of the Borrowers' legal counsel as to MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc.; and

                      (vi) Other Requirements. Such other certificates, documents and other items as the Banks or the Agent, in their reasonable discretion, deem necessary or desirable.

                  (c) Representations and Warranties. The representations and warranties made by the Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

         SECTION 8. Applicable Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

         SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 11. Headings. The headings of the sections of this Amendment are for convenience only and shall not affect the construction of this Amendment.

         SECTION 12. Expenses. The Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Agent and the Banks incurred in connection with this Amendment.

         SECTION 13. Interpretation. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         SECTION 14. WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, THE OTHER FACILITY DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER THE BANKS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE

BANKS, THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

BANKS:

Bank One, NA                                National City Bank


By:  /s/ Thomas E. Redmond                  By: /s/ Brian T. Strayton
     --------------------------                --------------------------
Name: Thomas E. Redmond                     Name:  Brian T. Strayton
     --------------------------                --------------------------
Title:     Vice President                   Title:  Vice President
     --------------------------                --------------------------

AGENT:

Bank One, NA

By:  /s/ Thomas E. Redmond
     --------------------------
Name: Thomas E. Redmond
     --------------------------
Title:     Vice President
     --------------------------


BORROWERS:

MPW Industrial Services Group, Inc.         MPW Industrial Services, Inc.

By:  /s/ Daniel P. Buettin                  By:  /s/ Daniel P. Buettin
     --------------------------                --------------------------
Name: Daniel P. Buettin                     Name: Daniel P. Buettin

Title: Vice President and Chief             Title: Vice President and Chief
     --------------------------                --------------------------
          Financial Officer                            Financial Officer
     --------------------------                --------------------------

MPW Industrial Services, Ltd.               MPW Management Services Corp.

By:  /s/ Daniel P. Buettin                  By:  /s/ Daniel P. Buettin
     --------------------------                --------------------------
Name: Daniel P. Buettin                     Name: Daniel P. Buettin
     --------------------------                --------------------------
Title: Vice President and Chief             Title: Vice President and Chief
     --------------------------                --------------------------
          Financial Officer                            Financial Officer
     --------------------------                --------------------------

Weston Engineering, Inc.                    Aquatech Environmental, Inc.

By:  /s/ Daniel P. Buettin                  By: /s/ Peter G. Schumacher
     --------------------------                --------------------------
Name: Daniel P. Buettin                     Name: Peter G. Schumacher
     --------------------------                --------------------------
Title: Vice President and Chief             Title:  Vice President
     --------------------------                --------------------------
          Financial Officer
     --------------------------                --------------------------

ESI International, Inc.                     ESI-North Limited

By:  /s/ Daniel P. Buettin                  By:  /s/ Daniel P. Buettin
     --------------------------                --------------------------
Name: Daniel P. Buettin                     Name: Daniel P. Buettin
     --------------------------                --------------------------
Title: Vice President and Chief             Title: Vice President and Chief
     --------------------------                --------------------------
          Financial Officer                            Financial Officer
     --------------------------                --------------------------

MPW Container Management Corp.              Maintenance Concepts, Inc.

By:  /s/ Daniel P. Buettin                  By:  /s/ Daniel P. Buettin
     --------------------------                --------------------------
Name: Daniel P. Buettin                     Name: Daniel P. Buettin
     --------------------------                --------------------------
Title: Vice President and Chief             Title: Vice President and Chief
     --------------------------                --------------------------
          Financial Officer                             Financial Officer
     --------------------------                --------------------------

         Each of MPW Container Management Corp. of Michigan, a Michigan corporation, and Gauthier Enterprises, Inc., a Michigan corporation, enters into this Amendment to acknowledge and evidence (i) its becoming a party to the Agreement as a "Borrower", and (ii) its liability to the Banks under the Agreement and all other agreements and instruments executed by the Borrower for the benefit of the Banks and/or the Agent in connection with the Agreement, including the Facility Documents.

MPW Container Management Corp.               Gauthier Enterprises, Inc.,
of Michigan

By:  /s/ Robert J. Gilker                    By:   /s/ Robert J. Gilker
     --------------------------                --------------------------
Name:  Robert J. Gilker                      Name: Robert J. Gilker
     --------------------------                --------------------------
Title: Vice President                        Title:  Vice President
     --------------------------                --------------------------

                                    EXHIBIT A

         FORM OF THIRD AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTES

                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT LOAN NOTE


$10,500,000.00                  Columbus, Ohio                  August 18, 1998


         Promise to Pay. Not later than December 31, 2000, for value received, the undersigned, MPW Industrial Services Group, Inc., MPW Industrial Services, Inc., MPW Industrial Services, Ltd., MPW Management Services Corp., Weston Engineering, Inc., Aquatech Environmental, Inc., ESI International, Inc., ESI-North Limited, MPW Container Management Corp., Maintenance Concepts, Inc., MPW Container Management Corp. of Michigan and Gauthier Enterprises, Inc. (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of Bank One, NA (the "Bank") or its assigns, as further provided herein, the principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit and Term Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit and Term Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Third Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Amended and Restated Revolving Credit Loan Note dated April 7, 1998, in the original principal amount of $10,500,000, executed by the Borrower and payable to the order of the Bank, and is one of the Revolving Credit Loan Notes referred to in the Revolving Credit and Term Loan Agreement among the Borrowers, the Bank, National City Bank and Bank One, NA, as Agent (the "Agent"), dated as of December 10, 1997, as the same may be amended, modified, supplemented, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This Third Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness under the Agreement and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Third Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

         The Borrowers and each endorser and any other party liable on this Third Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Third Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Third Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

BORROWERS:

MPW Industrial Services Group, Inc.             MPW Industrial Services, Inc.


By:__________________________                   By:__________________________

Name:_______________________                    Name:_______________________

Title: ________________________                 Title: ________________________


MPW Industrial Services, Ltd.                   MPW Management Services Corp.

By:__________________________                   By:__________________________

Name:_______________________                    Name:_______________________

Title: ________________________                 Title: ________________________

                       [signatures continued on next page]

Weston Engineering, Inc.                       Aquatech Environmental, Inc.

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


ESI International, Inc.                        ESI-North Limited

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


MPW Container Management Corp.                 Maintenance Concepts, Inc.

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


MPW Container Management Corp.                 Gauthier Enterprises, Inc.,
of Michigan

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________

                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT LOAN NOTE


$4,500,000.00                     Columbus, Ohio                 June 19, 1998


         Promise to Pay. Not later than December 31, 2000, for value received, the undersigned, MPW Industrial Services Group, Inc., MPW Industrial Services, Inc., MPW Industrial Services, Ltd., MPW Management Services Corp., Weston Engineering, Inc., Aquatech Environmental, Inc., ESI International, Inc., ESI-North Limited, MPW Container Management Corp. and Maintenance Concepts, Inc. (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of National City Bank (the "Bank") or its assigns, as further provided herein, the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit and Term Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit and Term Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Third Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Amended and Restated Revolving Credit Loan Note dated April 7, 1998, in the original principal amount of $4,500,000, executed by the Borrower and payable to the order of the Bank, and is one of the Revolving Credit Loan Notes referred to in the Revolving Credit and Term Loan Agreement among the Borrowers, the Bank, Bank One, NA and Bank One, NA, as Agent (the "Agent"), dated as of December 10, 1997, as the same may be amended, modified, supplemented, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This Third Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness under the Agreement and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Third Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

         The Borrowers and each endorser and any other party liable on this Third Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Third Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Third Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

BORROWERS:

MPW Industrial Services Group, Inc.           MPW Industrial Services, Inc.


By:__________________________                 By:__________________________

Name:_______________________                  Name:_______________________

Title: ________________________               Title: ________________________


MPW Industrial Services, Ltd.                 MPW Management Services Corp.

By:__________________________                 By:__________________________

Name:_______________________                  Name:_______________________

Title: ________________________               Title: ________________________

                       [signatures continued on next page]

Weston Engineering, Inc.                       Aquatech Environmental, Inc.

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


ESI International, Inc.                        ESI-North Limited

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


MPW Container Management Corp.                 Maintenance Concepts, Inc.

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________


MPW Container Management Corp.                 Gauthier Enterprises, Inc.,
of Michigan

By:__________________________                  By:__________________________

Name:_______________________                   Name:_______________________

Title: ________________________                Title: ________________________



                                   Page 3 of 3